Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and notes thereto have been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the Merger and related transaction accounting adjustments (pro forma adjustments) described in the accompanying notes.

On July 1, 2026, Prosperity Bancshares, Inc. (“Prosperity”) completed its previously announced acquisition of Stellar Bancorp, Inc., a Texas corporation (“Stellar”), pursuant to the Agreement and Plan of Merger, dated as of January 27, 2026 (the “Merger Agreement”), by and between Prosperity and Stellar.

Pursuant to the Merger Agreement, Stellar merged with and into Prosperity (the “Merger”), with Prosperity continuing as the surviving corporation in the Merger. Immediately following the Merger, Stellar Bank, a Texas banking association and wholly owned subsidiary of Stellar, merged with and into Prosperity Bank, a Texas banking association and wholly owned subsidiary of Prosperity (the “Bank Merger”), with Prosperity Bank continuing as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Stellar (“Stellar common stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Prosperity or Stellar, was converted into the right to receive (i) 0.3803 shares of common stock (the “Per Share Stock Consideration”), par value $1.00 per share, of Prosperity (“Prosperity common stock”), (ii) an amount in cash equal to $11.36 (the “Per Share Cash Consideration”) and (iii) cash in lieu of fractional shares.

Prosperity has prepared the unaudited pro forma condensed combined statements of income appearing below to present on a pro forma basis the consolidated statements of income of Prosperity assuming that the merger with Stellar was consummated on January 1, 2025, and to provide information with respect to the pro forma consolidated results of operations that Prosperity would have had for the year ended December 31, 2025, and for the three months ended March 31, 2026. Prosperity has prepared the unaudited pro forma condensed combined balance sheet appearing below to present on a pro forma basis the consolidated financial position of Prosperity assuming that the merger with Stellar was consummated on March 31, 2026.

The unaudited pro forma condensed combined financial statements contain information derived from, and should be read together with:

•
the accompanying notes to the unaudited pro forma condensed combined financial statements;
•
Prosperity’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2025, included in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2025;
•
Prosperity’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2026, included in Prosperity’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;
•
Stellar’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2025, included in Stellar’s Annual Report on Form 10-K for the year ended December 31, 2025, and
•
Stellar’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2026, included in Stellar’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

The Merger and the Bank Merger will be accounted for as an acquisition of Stellar and Stellar Bank by Prosperity and Prosperity Bank under the acquisition method of accounting in accordance with the Financial Accounting Standard Board’s Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial statements of Prosperity and the other pro forma combined financial information appearing below have been prepared using the acquisition method of accounting.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2025, and for the three months ended March 31, 2026, present the consolidated results of operations giving pro forma effect to the following as if they had occurred as of January 1, 2025:

•
the full-year impact of Stellar’s statements of income, including pro forma amortization and accretion of purchase accounting adjustments on securities, loans and intangible assets; and
•
the issuance of the aggregate Per Share Stock Consideration of 19.4 million shares of Prosperity common stock, and the payment of the aggregate Per Share Cash Consideration of $578.7 million.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 presents the consolidated financial position giving pro forma effect to the following as if they had occurred as of March 31, 2026:

•
the completion of the Merger, including the issuance of 19.4 million shares of Prosperity common stock and the payment of $578.7 million; and
•
$63.0 million in estimated direct transaction costs related to the Merger.

The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required Prosperity’s management to make certain assumptions and estimates, which it believes are reasonable under the circumstances. Prosperity has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required fair market value estimates of the Stellar’s assets acquired or liabilities assumed, other than a preliminary estimate for intangible assets. Accordingly, apart from the aforementioned, certain Stellar assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial statements of Stellar to conform to the presentation in Prosperity’s financial statements. Accordingly, the unaudited pro forma condensed combined financial statements and other unaudited pro forma condensed combined financial information are presented for illustrative purposes only and are not necessarily indicative of the results that might have occurred had the Merger taken place on January 1, 2025, for statement of income purposes, and on March 31, 2026, for balance sheet purposes. Historical results for any prior period are not necessarily indicative of results to be expected in any future period, and historical results for the three months ended March 31, 2026, are not necessarily indicative of results to be expected for all of 2026. A final determination of the fair values of Stellar’s assets and liabilities will be based on the actual net tangible and intangible assets of Stellar that existed as of the date of completion of the Merger, which are subject to adjustments for up to one year after the Merger date. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented below and could result in a material change in amortization of acquired intangible assets.

In connection with the plan to integrate the operations of Prosperity and Stellar following the Effective Time, Prosperity anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, could be incurred. Prosperity is not yet able to fully determine the timing, nature and amount of these charges. However, these charges could affect the results of operations of the combined company in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction or any anticipated disposition of assets that may result from such integration.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026

(in thousands)

	Prosperity (as reported)	Stellar (as reported)	Reclassifications Note 3	Pro Forma Adjustments	Note 5	Pro Forma Combined
Assets
Cash and due from banks	$1,547,967	$549,570	$—	$(641,697)	(a)	$1,455,840
Federal funds sold	209	—	—	—		209
Total cash and cash equivalents	1,548,176	549,570	—	(641,697)		1,456,049
Available for sale securities, at fair value	356,134	1,864,710	—			2,220,844
Held to maturity securities, at cost	11,595,457	—	—			11,595,457
Total loans	25,287,986	7,587,952	—	(28,480)	(b)	32,847,458
Less allowance for credit losses	(383,840)	(85,431)	—	(169)	(c)	(469,440)
Loans, net	24,904,146	7,502,521	—	(28,649)		32,378,018
Bank premises and equipment, net	429,775	99,861	(14,342)	—		515,294
Accrued interest receivable	120,565	36,589	—	—		157,154
Goodwill	3,822,283	497,318	—	236,385	(d)	4,555,986
Core deposit intangibles	111,243	66,137	—	93,453	(e)	270,833
Other real estate owned	13,257	9,454	—	—		22,711
Bank owned life insurance (BOLI), net	446,662	110,103	—	—		556,765
Federal Home Loan Bank and Federal Reserve Bank stock	107,477	51,105	—	—		158,582
Other assets	164,008	101,988	14,342	24,444	(f)	304,782
Total assets	$43,619,183	$10,889,356	$—	$(316,064)		$54,192,475

Liabilities and Shareholders' Equity
Deposits
Noninterest-bearing	$10,580,920	$3,210,579	$—	$—		$13,791,499
Interest-bearing	22,051,836	5,771,431	—	—		27,823,267
Total deposits	32,632,756	8,982,010	—	—		41,614,766
Other borrowings	2,200,000	135,000	—	—		2,335,000
Securities sold under repurchase agreements	176,099	—	—	—		176,099
Accrued interest payable	30,165	5,240	—	—		35,405
Allowance for credit losses on off-balance sheet credit exposures	37,646	15,441	—	—	(c)	53,087
Other liabilities	258,480	43,644	—	—		302,124
Subordinated notes and junior subordinated debentures	76,186	40,256	—	—		116,442
Total liabilities	35,411,332	9,221,591	—	—		44,632,923
Shareholders' equity:
Total Prosperity equity	8,207,851		—	1,351,701	(g)	9,559,552
Total Stellar equity		1,667,765	—	(1,667,765)	(g)	—
Total shareholders' equity	8,207,851	1,667,765	—	(316,064)	(g)	9,559,552
Total liabilities and shareholders' equity	$43,619,183	$10,889,356	$—	$(316,064)		$54,192,475

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THREE MONTHS ENDED MARCH 31, 2026

(in thousands, except per share data)

	Prosperity (as reported)	Stellar (as reported)	Reclassifications Note 3	Pro Forma Adjustments	Note 5	Pro Forma Combined
Interest income:
Loans, including fees	$361,756	$119,783	$—	$2,310	(h)	$483,849
Securities	70,531	20,428	—	3,648	(i)	94,607
Federal funds sold and other earning assets	9,488	4,884	—			14,372
Total interest income	441,775	145,095	—	5,958		592,828
Interest expense:
Deposits	104,237	38,268	—	—		142,505
Other borrowings	14,783	149	—	—		14,932
Securities sold under repurchase agreements	902	—	—	—		902
Subordinated debentures	703	747	—	—		1,450
Total interest expense	120,625	39,164	—	—		159,789
Net interest income	321,150	105,931	—	5,958		433,039
Provision for credit losses	—	2,497	—	—		2,497
Net interest income after provision for credit losses	321,150	103,434	—	5,958		430,542
Noninterest income:
Nonsufficient funds (NSF) fees	10,867	—	142	—		11,009
Credit card, debit card and ATM card income	9,483	547	774	—		10,804
Service charges on deposit accounts	8,680	1,635	(142)	—		10,173
Trust income	4,922	—	—	—		4,922
Mortgage income	1,280	—	56	—		1,336
Brokerage income	1,568	—	—	—		1,568
Net gain (loss) on sale or write-down of assets	318	(37)	—	—		281
Other	9,356	2,965	(830)	—		11,491
Total noninterest income	46,474	5,110	—	—		51,584
Noninterest expense:
Salaries and employee benefits	109,211	43,931	—	—		153,142
Net occupancy and equipment	10,654	4,575	—	—		15,229
Credit and debit card, data processing and software amortization	18,114	6,073	—	—		24,187
Regulatory assessments and FDIC insurance	6,041	1,639	—	—		7,680
Core deposit intangibles amortization	5,259	4,886	—	1,643	(j)	11,788
Depreciation	5,548	1,971	—	—		7,519
Communications	3,834	759	—	—		4,593
Net other real estate expense	300	—	184	—		484
Merger and acquisition expenses	42,516	3,307	—	—		45,823
Other	15,810	8,023	(184)	—		23,649
Total noninterest expense	217,287	75,164	—	1,643		294,094
Income before income taxes	150,337	33,380	—	4,315		188,032
Provision for income taxes	34,070	6,414	—	906	(l)	41,390
Net income	$116,267	$26,966	$—	$3,409		$146,642
Basic earnings per share:
Earnings per share	$1.16	$0.53				$1.23
Weighted average shares outstanding	99,825	50,829		(31,458)	(m)	119,196
Diluted earnings per share:
Earnings per share	$1.16	$0.53				$1.23
Weighted average shares outstanding	99,825	50,944		(31,573)	(m)	119,196

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except per share data)

	Prosperity (as reported)	Stellar (as reported)	Reclassifications Note 3	Pro Forma Adjustments	Note 5	Pro Forma Combined
Interest income:
Loans, including fees	$1,295,474	$484,877	$—	$12,320	(h)	$1,792,671
Securities	230,696	68,576	—	14,593	(i)	313,865
Federal funds sold and other earning assets	44,153	21,017	—			65,170
Total interest income	1,570,323	574,470	—	26,913		2,171,706
Interest expense:
Deposits	379,977	166,807	—	—		546,784
Other borrowings	104,234	986	—	—		105,220
Securities sold under repurchase agreements	4,620	—	—	—		4,620
Subordinated debentures	—	5,057	—	—		5,057
Total interest expense	488,831	172,850	—	—		661,681
Net interest income	1,081,492	401,620	—	26,913		1,510,025
Provision for credit losses	—	10,158	—	—		10,158
Net interest income after provision for credit losses	1,081,492	391,462	—	26,913		1,499,867
Noninterest income:
Nonsufficient funds (NSF) fees	37,552	—	663	—		38,215
Credit card, debit card and ATM card income	37,408	2,241	1,013	—		40,662
Service charges on deposit accounts	29,988	6,282	(663)	—		35,607
Trust income	14,648	—	—	—		14,648
Mortgage income	3,859	—	166	—		4,025
Brokerage income	5,385	—	—	—		5,385
Net gain (loss) on sale or write-down of assets	1,217	(302)	3	—		918
Net loss on sale or write-up of securities	—	—	(3)	—		(3)
Other	38,244	13,569	(1,179)	—		50,634
Total noninterest income	168,301	21,790	—	—		190,091
Noninterest expense:
Salaries and employee benefits	353,105	168,807	—	—		521,912
Net occupancy and equipment	37,088	17,619	—	—		54,707
Credit and debit card, data processing and software amortization	48,614	22,980	—	—		71,594
Regulatory assessments and FDIC insurance	18,095	6,187	—	—		24,282
Core deposit intangibles amortization	14,442	21,580	—	7,484	(j)	43,506
Depreciation	19,674	8,058	—	—		27,732
Communications	13,988	3,435	—	—		17,423
Net other real estate expense	653	—	1,034	—		1,687
Merger and acquisition expenses	330	—	—	6,000	(k)	6,330
Other	50,224	36,804	(1,034)	—		85,994
Total noninterest expense	556,213	285,470	—	13,484		855,167
Income before income taxes	693,580	127,782	—	13,429		834,791
Provision for income taxes	150,737	24,910	—	2,820	(l)	178,467
Net income	$542,843	$102,872	$—	$10,609		$656,324
Basic earnings per share:
Earnings per share	$5.72	$1.99				$5.74
Weighted average shares outstanding	94,917	51,756		(32,385)	(m)	114,288
Diluted earnings per share:
Earnings per share	$5.72	$1.99				$5.74
Weighted average shares outstanding	94,917	51,808		(32,437)	(m)	114,288

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2026, and for the year ended December 31, 2025 combine the historical consolidated statements of income of Prosperity and Stellar giving effect to the Merger as if it had been completed on January 1, 2025. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical consolidated balance sheets of Prosperity and Stellar giving effect to the Merger as if it had been completed on March 31, 2026.

Prosperity’s and Stellar’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 3, certain reclassifications were made to align Prosperity’s and Stellar’s financial statement presentation. Prosperity has not identified all adjustments necessary to conform Stellar’s accounting policies to Prosperity’s accounting policies. Prosperity is in the process of performing a more detailed review of Stellar’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with Prosperity considered the acquirer of Stellar. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the Merger consideration has been allocated to the assets acquired and liabilities assumed of Stellar based upon management’s preliminary estimate of their fair values as of March 31, 2026. Prosperity has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Stellar’s assets acquired or liabilities assumed, other than a preliminary estimate for intangible assets. Accordingly, apart from the aforementioned, certain Stellar assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Any differences between the fair value of the Merger consideration and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of Stellar’s fair value. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.

All dollar amounts presented within these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in thousands, except per share data. Share amounts are in thousands.

Note 2. Estimated Operational Cost Savings

Prosperity anticipates operational cost savings in connection with the acquisition of Stellar. Prosperity anticipates that these savings will occur through the combination of back office operations and elimination of duplicate general operations, administrative and salary and benefits expense. Estimated cost savings are not presented as part of the pro forma adjustments and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note 3. Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, Prosperity performed a preliminary analysis of Stellar’s financial information to identify differences in accounting policies and differences in balance sheet and income statement presentation as compared to the presentation of Stellar. At the time of preparing the unaudited pro forma condensed combined financial information, Prosperity had not identified all adjustments necessary to conform Stellar’s accounting policies to Prosperity’s accounting policies and had also not identified all reclassification adjustments necessary to conform Stellar’s financial statement presentation with that of Prosperity’s. The reclassification adjustments represent Prosperity’s best estimates based upon the information currently available to Prosperity and could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information once more detailed information is available.

Note 4. Preliminary Purchase Price Allocation

The following table summarizes the preliminary purchase price allocation to the estimated fair value of assets and liabilities assumed in the Merger (in thousands, except per share data):

Prosperity shares issued in exchange for outstanding Stellar common stock (50,939 shares as of June 30, 2026) (1)	19,371
Pro forma purchase price—Stock (2)	$1,414,701

Pro forma purchase price—Cash (1)	$578,697
Total pro forma purchase price	$1,993,398

(1)
Under the terms of the Merger Agreement, holders of Stellar common stock, options and restricted stock awards received 0.3803 shares of Prosperity common stock and $11.36 cash for each share of Stellar common stock (or its equivalent), subject to certain conditions.
(2)
Based upon Prosperity closing price of $73.03 on June 30, 2026.

The preliminary estimated Merger consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Stellar based on their preliminary estimated fair values. As described above in Note 1, Prosperity has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Stellar assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and available for sale securities. Accordingly, apart from the aforementioned, certain assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which Prosperity believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

The following table sets forth a preliminary allocation of the estimated Merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Stellar using Stellar’s consolidated balance sheet as of March 31, 2026:

	As of March 31, 2026
	(in thousands)
Preliminary fair value of estimated total Merger consideration		$1,993,398
Assets Acquired:
Total cash and cash equivalents	$549,570
Available for sale securities, at fair value	1,864,710
Loans, net	7,473,872
Bank premises and equipment, net	85,519
Accrued interest receivable	36,589
Core deposit intangibles	159,590
Other real estate owned	9,454
Bank owned life insurance (BOLI), net	110,103
Federal Home Loan Bank and Federal Reserve Bank stock	51,105
Other assets	140,774
Total Assets Acquired	$10,481,286
Liabilities Assumed:
Deposits-noninterest bearing	$3,210,579
Deposits-interest bearing	5,771,431
Other borrowings	135,000
Accrued interest payable	5,240
Allowance for unused commitments	15,441
Other liabilities	43,644
Subordinated debentures	40,256
Total Liabilities Assumed	$9,221,591
Net Assets Acquired		$1,259,695
Preliminary proforma goodwill		$733,703

Note 5. Pro forma Adjustments and Assumptions

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

Balance Sheet

(a)
This adjustment represents the estimated cash consideration for Stellar and estimated direct transaction costs calculated as follows:

Total cash consideration ($11.36/share)	$578,697
Estimated cash paid for direct transaction costs	63,000
Pro forma net adjustment to cash and due from bank	$641,697

(b)
Adjustment to total loans to reflect preliminary estimated fair value adjustments on Stellar’s acquired loans.

(c)
Adjustment to eliminate Stellar’s allowance for credit losses and establish Prosperity’s allowance for credit losses on loans.

Elimination of Stellar's allowance for credit losses on loans	$85,431
Establish Prosperity's allowance for credit losses on loans	(85,600)
$(169)

Elimination of Stellar's allowance for credit losses on off-balance sheet credit exposures	$(15,441)
Establish Prosperity's allowance for credit losses on off-balance sheet credit exposures	15,441
$—

(d)
Adjustment to goodwill based on the preliminary purchase price allocation as follows:

Fair value of Merger consideration in excess of the preliminary fair value of net assets acquired (from Note 4 above)	$733,703
Removal of Stellar historical goodwill	(497,318)
Pro Forma net adjustment to goodwill	$236,385
(e)
Adjustment to core deposit intangible (“CDI”) based on the preliminary purchase price allocation as follows:

Estimated CDI (2% of non-time deposits)	$159,590
Removal of Stellar historical CDI	(66,137)
Net Adjustment to CDI	$93,453
(f)
Deferred tax impact from fair value adjustments of $24,444.
(g)
Adjustment to Prosperity and Stellar shareholders’ equity based upon the following:

Fair value of equity consideration issued to Stellar shareholders (from Note 4 above)	$1,414,701
Removal of Stellar historical equity	(1,667,765)
Estimated cash paid for direct transaction costs	(63,000)
Pro forma net adjustment to shareholders' equity	$(316,064)

Income Statement

(h)
Adjustment to interest income on loans for estimated fair value mark on loans amortized over 4 years using the sum of years digits method.
(i)
Adjustment to interest income on securities for elimination of Stellar’s net unrealized loss amortized over 5 years using the level yield method.
(j)
Estimated core deposit intangible asset amortization at 2.0% of the acquired non-time deposits based upon 10-year life using the sum of years digits amortization method, net of Stellar historical CDI.

	Three months ended March 31, 2026	Year ended December 31, 2025
Estimated CDI (2% of non-time deposits) amortized over 10 years (sum of years digits)	$6,529	$29,064
Stellar's historical CDI Expense	(4,886)	(21,580)
Estimated net CDI impact	$1,643	$7,484

(k)
Adjustment to reflect the preliminary estimated one-time merger related expenses, including legal fees and compensation expense.

(l)
Adjustment to reflect the net federal income tax effect of the pro forma statement of income adjustments using Prosperity statutory tax rate of 21.0%.
(m)
Adjustment to weighted-average shares of Prosperity common stock outstanding to eliminate weighted average shares of Stellar common stock outstanding and to reflect the estimated number of shares issued of Prosperity common stock to holders of Stellar common stock.

	As of March 31, 2026	As of December 31, 2025
Adjustments to weighted average number of common shares outstanding—Basic
To reflect acquisition of Stellar basic common shares	(50,829)	(51,756)
To reflect shares of Prosperity common stock issued in the Merger	19,371	19,371
	(31,458)	(32,385)

Adjustments to weighted average number of common shares outstanding—Diluted
To reflect acquisition of Stellar diluted common shares	(50,944)	(51,808)
To reflect shares of Prosperity common stock issued in the Merger	19,371	19,371
	(31,573)	(32,437)